NEWS RELEASE

T. ROWE PRICE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
BALTIMORE (February 8, 2024) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the fourth quarter and full year of 2023.
▪Year-end assets under management of $1.445 trillion
▪Net client outflows of $28.3 billion for Q4 2023 and $81.8 billion for 2023
▪Diluted earnings per common share (EPS) of $1.90 for Q4 2023 and $7.76 for 2023
▪Adjusted diluted EPS of $1.72 for Q4 2023 and $7.59 for 2023
▪Returned $384 million in Q4 2023 and $1,376 million in 2023 to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chief executive officer and president, commented, “2023 was a challenging year for us with substantial net outflows. But 2023 also brought progress. Investment performance improved, as seen in our large cap growth funds which had a very strong year. We advanced important work to ensure our firm is positioned for future growth. We are seeing a number of early indicators that support our confidence that better days are ahead, and that we will deliver compelling value for our clients, our associates, and our stockholders.”
Financial Highlights

	Three months ended					Year ended
(in millions, except per-share data)	12/31/2023	12/31/2022	Change	9/30/2023	Change	12/31/2023	12/31/2022	Change

U.S. GAAP basis
Investment advisory fees	$1,461.2	$1,368.3	6.8%	$1,463.9	(0.2)%	$5,747.7	$5,969.1	(3.7)%
Capital allocation-based income(1) (2)	$40.2	$26.5	n/m	$66.1	n/m	$161.9	$(54.3)	n/m
Net revenues	$1,642.0	$1,524.2	7.7%	$1,670.7	(1.7)%	$6,460.5	$6,488.4	(0.4)%
Operating expenses	$1,254.8	$1,271.1	(1.3)%	$1,089.4	15.2%	$4,474.3	$4,114.7	8.7%
Net operating income	$387.2	$253.1	53.0%	$581.3	(33.4)%	$1,986.2	$2,373.7	(16.3)%
Non-operating income (loss)(2)	$259.7	$135.7	n/m	$2.8	n/m	$504.1	$(425.5)	n/m
Net income attributable to T. Rowe Price	$437.6	$266.0	64.5%	$453.2	(3.4)%	$1,788.7	$1,557.9	14.8%
Diluted earnings per common share	$1.90	$1.16	63.8%	$1.97	(3.6)%	$7.76	$6.70	15.8%
Weighted average common shares outstanding assuming dilution	224.0	224.6	(0.3)%	224.8	(0.4)%	224.8	227.1	(1.0)%

Adjusted basis(3)
Operating expenses	$1,150.7	$1,073.2	7.2%	$1,061.3	8.4%	$4,260.7	$4,087.8	4.2%
Operating expenses, excluding accrued carried interest related compensation	$1,135.5	$1,039.2	9.3%	$1,030.8	10.2%	$4,190.7	$4,070.2	3.0%
Net operating income	$502.7	$509.1	(1.3)%	$635.9	(20.9)%	$2,263.2	$2,500.5	(9.5)%
Non-operating income (loss)(2)	$49.5	$33.7	n/m	$28.7	n/m	$140.8	$(24.4)	n/m
Net income attributable to T. Rowe Price	$394.7	$399.6	(1.2)%	$499.5	(21.0)%	$1,750.1	$1,864.8	(6.2)%
Diluted earnings per common share	$1.72	$1.74	(1.1)%	$2.17	(20.7)%	$7.59	$8.02	(5.4)%

Assets under management (in billions)
Average assets under management	$1,374.3	$1,283.8	7.0%	$1,393.6	(1.4)%	$1,362.3	$1,398.4	(2.6)%
Ending assets under management	$1,444.5	$1,274.7	13.3%	$1,346.5	7.3%	$1,444.5	$1,274.7	13.3%

Investment advisory effective fee rate (bps)	42.2	42.3	(0.1)	41.7	0.5	42.2	42.7	(0.5)
(1) Capital allocation-based income represents the change in accrued carried interest.
(2) The percentage change is not meaningful (n/m).
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management
During Q4 2023, assets under management (AUM) increased $98.0 billion to $1.445 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 12/31/2023
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$690.0	$169.3	$440.5	$46.7	$1,346.5

Net cash flows(3)	(22.7)	(6.0)	—	0.4	(28.3)
Net market appreciation (depreciation) and gains (losses)(4)	76.3	6.7	42.5	0.8	126.3
Change during the period	53.6	0.7	42.5	1.2	98.0
Assets under management at December 31, 2023	$743.6	$170.0	$483.0	$47.9	$1,444.5
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments as of December 31, 2023 were $11.6 billion and are not reflected in fee basis AUM above.
(3)    Alternatives net cash flows include $1.0 billion in outflows that represent investment manager-driven distributions.
(4) Includes net distributions not reinvested of $2.3 billion.

Investors domiciled outside the United States accounted for 8.6% of the firm's AUM at December 31, 2023, 9.2% at September 30, 2023 and 9.1% at December 31, 2022.

The firm provides participant accounting and plan administration for retirement plans that invest in the firm's U.S. mutual funds and collective investment trusts, as well as funds managed outside of the firm's complex. As of December 31, 2023, the firm's assets under administration were $245 billion, of which $146 billion were assets we manage.

In recent years, the firm began offering non-discretionary advisory services through model delivery and multi-asset solutions for providers to implement. The firm records the revenue earned on these services in administrative fees. The assets under advisement in these portfolios, predominantly in the United States, were $11.6 billion at
December 31, 2023.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	12/31/2023	12/31/2022	Change	9/30/2023	Change
Investment advisory fees
Equity	$864.3	$835.7	3.4%	$885.0	(2.3)%
Fixed income, including money market	98.2	103.3	(4.9)%	100.9	(2.7)%
Multi-asset	400.6	359.6	11.4%	405.5	(1.2)%
Alternatives	98.1	69.7	40.7%	72.5	35.3%
Total investment advisory fees	$1,461.2	$1,368.3	6.8%	$1,463.9	(0.2)%
Capital allocation-based income(1)	$40.2	$26.5	n/m	$66.1	n/m
Administrative, distribution, and servicing fees	140.6	129.4	8.7%	140.7	(0.1)%
Net revenues	$1,642.0	$1,524.2	7.7%	$1,670.7	(1.7)%

Average AUM (in billions):
Equity	$704.9	$676.4	4.2%	$725.0	(2.8)%
Fixed income, including money market	168.4	168.8	(0.2)%	169.0	(0.4)%
Multi-asset	453.6	395.2	14.8%	453.8	—%
Alternatives	47.4	43.4	9.2%	45.8	3.5%
Average AUM	$1,374.3	$1,283.8	7.0%	$1,393.6	(1.4)%

Effective Advisory Fee Rate (bps)	42.2	42.3	(0.1)	41.7	0.5

(1)The Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues earned in Q4 2023 were $1.6 billion, an increase of 7.7% from Q4 2022 and a decrease of 1.7% from Q3 2023. The Q4 2023 increase over Q4 2022 was driven primarily by increases in investment advisory fees on higher average assets under management and performance-based fees of $25.3 million earned in Q4 2023 on certain of the firm's alternative products. In comparison to Q3 2023, the decrease was primarily driven by lower capital allocation based income.

▪The investment advisory fee annualized effective fee rate of 42.2 basis points in Q4 2023 decreased from 42.3 basis points earned in Q4 2022, but increased from 41.7 basis points earned in Q3 2023. In comparison with Q4 2022, net equity outflows over the past year drove a mix shift in assets under management toward lower fee asset classes and vehicles leading to an unfavorable impact on the annualized effective fee rate, though this impact was nearly offset by higher performance-based fees earned on certain alternative products and higher market returns in the 2023 period. In comparison with Q3 2023, the increase was primarily driven by the performance-based fees earned in Q4 2023.

▪Capital allocation-based income in Q4 2023 of $40.2 million includes $51.1 million in additional accrued carried interest, partially offset by $10.9 million in acquisition-related non-cash amortization. Comparatively, the Q4 2022 amount of $26.5 million includes $84.8 million in additional accrued carried interest, offset by $58.3 million in non-cash amortization and impairments. For the full-year 2023, the firm realized carry of $109.8 million compared with $87.7 million in the 2022 period.

A portion of the capital allocation-based income is passed through as compensation and recognized in compensation and related costs with the unpaid amount reported as non-controlling interest on the consolidated balance sheet. For detail of the quarterly change in accrued carried interest, which is reported as part of investments on the consolidated balance sheet, and related non-controlling interest, see the applicable tables at the end of this release.

▪Administrative, distribution and servicing fees in Q4 2023 were $140.6 million, an increase of $11.2 million from Q4 2022 due to higher transfer agent related services provided to the T. Rowe Price mutual funds.

Operating Expenses

	Three months ended
(in millions)	12/31/2023	12/31/2022	Change (1)	9/30/2023	Change (1)
Compensation, benefits, and related costs	$649.4	$624.5	4.0%	$617.0	5.3%
Acquisition-related retention agreements	13.5	15.9	(15.1)%	13.7	(1.5)%
Capital allocation-based income compensation(2)	10.6	10.4	n/m	19.9	n/m
Supplemental savings plan	61.9	36.9	n/m	(14.2)	n/m
Total compensation and related costs	735.4	687.7	6.9%	636.4	15.6%
Distribution and servicing	75.7	70.0	8.1%	74.9	1.1%
Advertising and promotion	44.4	28.2	57.4%	21.1	110.4%
Product and recordkeeping related costs	68.1	67.8	0.4%	73.1	(6.8)%
Technology, occupancy, and facility costs	171.6	148.7	15.4%	159.7	7.5%
General, administrative, and other	128.1	102.1	25.5%	85.7	49.5%
Change in fair value of contingent consideration	(9.6)	(35.5)	n/m	—	n/m
Acquisition-related amortization and impairment costs	41.1	202.1	(79.7)%	38.5	6.8%
Total operating expenses	$1,254.8	$1,271.1	(1.3)%	$1,089.4	15.2%

Total adjusted operating expenses(3)	$1,150.7	$1,073.2	7.2%	$1,061.3	8.4%

(1) The percentage change is not meaningful (n/m).
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation.
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,254.8 million, a decrease of 1.3% from Q4 2022 and an increase of 15.2% from Q3 2023. On a non-GAAP basis, adjusted operating expenses in Q4 2023 were $1,150.7 million, a 7.2% increase from Q4 2022 and a 8.4% increase from Q3 2023. The increase in adjusted operating expenses from Q4 2022 and Q3 2023 were primarily driven by higher costs across compensation and benefits, technology, advertising, professional fees and other general and administrative activities. These increases were offset by lower accrued carried interest related compensation expense.

▪Compensation, benefits, and related costs in Q4 2023 of $649.4 million increased $24.9 million from Q4 2022 and $32.4 million from Q3 2023. The increase from Q4 2022 was due primarily to higher employee benefits as well as a higher interim bonus accrual. Each year, the level of the Q4 bonus accrual is driven by the total bonus pool awarded compared with the cumulative bonus expense accrued over the first three quarters of the year. In comparison to Q3 2023, the increase was due primarily to stock-based compensation related to the firm's annual equity grant awarded in December, higher employee benefit costs, and lower capitalized labor. These increases were partly offset by decreases in the interim bonus accrual as well as the Q3 2023 period including costs related to the July workforce action. The firm employed 7,906 associates at December 31, 2023, an increase of 0.5% from the end of 2022, and an increase of 0.8% from September 30, 2023.

▪Advertising and promotion expenses in Q4 2023 of $44.4 million increased $16.2 million from Q4 2022 and $23.3 million from Q3 2023, due to higher media and agency costs.

▪Technology, occupancy, and facility costs in Q4 2023 of $171.6 million increased $22.9 million from Q4 2022 and $11.9 million from Q3 2023, primarily due to higher costs from the firm's ongoing investment in its technology capabilities, including depreciation and hosted solution licenses.

▪General, administrative, and other costs in Q4 2023 of $128.1 million increased $26.0 million from Q4 2022 and $42.4 million from Q3 2023. The increase from Q4 2022 was primarily due to higher professional fees and other general and administrative-related costs. The third quarter of 2023 also included a cost recovery benefit of about $20 million that did not recur in Q4 2023.

Non-operating income (loss)

(in millions)	Three months ended
	12/31/2023	12/31/2022	9/30/2023
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$33.1	$19.6	$30.3
Market-related gains (losses) and equity in earnings (losses)	5.4	14.1	2.2
Total net gains (losses) from cash and discretionary investments	38.5	33.7	32.5
Seed capital investments
Dividend income	0.6	0.2	0.3
Market-related gains (losses) and equity in earnings (losses)	25.3	17.4	(4.5)
Net gains (losses) recognized upon deconsolidation	(0.7)	(3.8)	0.7
Investments used to hedge the supplemental savings plan liability	65.0	38.6	(19.7)
Total net gains (losses) from non-consolidated T. Rowe Price investment products	128.7	86.1	9.3
Other investment income	12.8	10.5	21.4
Net gains (losses) on investments	141.5	96.6	30.7
Net gains (losses) on consolidated sponsored investment portfolios	119.2	44.2	(24.4)
Other gains (losses), including foreign currency gains (losses)	(1.0)	(5.1)	(3.5)
Non-operating income (loss)	$259.7	$135.7	$2.8

On a non-GAAP basis, non-operating income (loss) comprises the investment gains/losses generated from the firm's cash and discretionary investment portfolio.

Income taxes

The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the year ended 2023 and 2022:

	Year ended
	12/31/2023	12/31/2022
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes for current year, net of federal income tax benefits(1)	2.3	3.4
Net (income) losses attributable to redeemable non-controlling interests(2)	(0.5)	1.3
Net excess tax losses (benefits) from stock-based compensation plans activity	0.1	(0.4)
Valuation allowance	3.4	—
Other items, including valuation allowances	—	0.3
Effective income tax rate	26.3%	25.6%

(1) State income tax benefits are reflected in the total benefits for net income attributable to redeemable non-controlling interests and stock-based compensation plans activity.
(2) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The firm's non-GAAP effective tax rate for the full year was 27.2% compared to 24.7%. The higher effective tax rate in 2023 is primarily driven by an increase in the valuation allowance recognized in 2023 against UK-based deferred tax assets and a reduction in discrete tax benefits associated with option exercises and restricted stock vests. The 2023 rates was also favorably impacted by state tax liability settlements.

The firm estimates that its effective tax rate for the full year 2024 will be in the range of 23% to 27% on a U.S. GAAP basis, and 23% to 26% on a non-GAAP basis. This range reflects lower expected valuation allowances related to our UK-based deferred tax assets and a lower state tax rate associated with changes in income apportionment rules in certain jurisdictions.

Other Matters

The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the firm's 2023 consolidated financial statements and internal controls over financial reporting at December 31, 2023. The firm expects that KPMG will complete its work in mid-February and that the firm will then file its Form 10-K Annual Report for 2023 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the firm's audited consolidated financial statements, management's report on internal controls over financial reporting at December 31, 2023, and the reports of KPMG.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, effective tax rates, net income and earnings per common share, future transactions, our strategic initiatives, general economic conditions, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2022 Annual Report on Form 10-K.

Founded in 1937, T. Rowe Price (NASDAQ - GS: TROW) helps people around the world achieve their long-term investment goals. As a large global asset management company known for investment excellence, retirement leadership, and independent proprietary research, the firm is built on a culture of integrity that puts client interest first. Investors rely on the award-winning firm for its retirement expertise and active management approach of equity, fixed income, alternatives, and multi-asset investment capabilities. T. Rowe Price manages $1.445 trillion in assets under management as of December 31, 2023, and serves millions of client globally. News and other updates can be found on Facebook, Instagram, LinkedIn, X, YouTube, and troweprice.com/newsroom.

Webcast Information
Chief Executive Officer and President, Rob Sharps, Chief Financial Officer, Jen Dardis, and Head of Global Investments, Eric Veiel, will provide an update on business performance, review financial results, and answer questions on a webcast to be held on Thursday, February 8, 2024 from 8:00 - 8:45 AM (Eastern Time). To access the webcast or to obtain dial in instructions to ask a question, please visit investors.troweprice.com.

Supplemental materials will be available on the company's investor relations website shortly before the start of the call. A replay of the webcast will be available on the company's investor relations website shortly after the event.

CONTACTS:

Public Relations	Investor Relations
Jeanne Moore	Linsley Carruth
410-577-8246	410-345-3717
jeanne.moore@troweprice.com	linsley.carruth@troweprice.com

Jamaal Mobley
410-345-3403
jamaal.mobley@troweprice.com

Unaudited Consolidated Statements of Income
(in millions, except per-share amounts)
	Three months ended			Year ended
Revenues	12/31/2023	12/31/2022	9/30/2023	12/31/2023	12/31/2022
Investment advisory fees	$1,461.2	$1,368.3	$1,463.9	$5,747.7	$5,969.1
Capital allocation-based income	40.2	26.5	66.1	161.9	(54.3)
Administrative, distribution, and servicing fees	140.6	129.4	140.7	550.9	573.6
Net revenues	1,642.0	1,524.2	1,670.7	6,460.5	6,488.4

Operating expenses
Compensation, benefits, and related costs	649.4	624.5	617.0	2,450.7	2,405.8
Acquisition-related retention agreements	13.5	15.9	13.7	55.0	70.2
Capital allocation-based income compensation	10.6	10.4	19.9	44.6	(22.9)
Supplemental savings plan	61.9	36.9	(14.2)	123.2	(132.3)
Total compensation and related costs	735.4	687.7	636.4	2,673.5	2,320.8
Distribution and servicing	75.7	70.0	74.9	289.9	301.5
Advertising and promotion	44.4	28.2	21.1	114.2	97.3
Product and recordkeeping related costs	68.1	67.8	73.1	291.0	300.1
Technology, occupancy, and facility costs	171.6	148.7	159.7	632.6	560.5
General, administrative, and other	128.1	102.1	85.7	421.3	412.2
Contingent consideration fair value adjustments	(9.6)	(35.5)	—	(82.4)	(161.2)
Acquisition-related amortization and impairment costs	41.1	202.1	38.5	134.2	283.5
Total operating expenses	1,254.8	1,271.1	1,089.4	4,474.3	4,114.7

Net operating income	387.2	253.1	581.3	1,986.2	2,373.7

Non-operating income (loss)
Net gains (losses) on investments	141.5	96.6	30.7	355.2	(204.7)
Net gains (losses) on consolidated investment products	119.2	44.2	(24.4)	164.6	(203.5)
Other gains (losses)	(1.0)	(5.1)	(3.5)	(15.7)	(17.3)
Total non-operating income (loss)	259.7	135.7	2.8	504.1	(425.5)

Income before income taxes	646.9	388.8	584.1	2,490.3	1,948.2
Provision for income taxes	173.3	99.2	144.9	654.6	498.6
Net income	473.6	289.6	439.2	1,835.7	1,449.6
Less: net income (loss) attributable to redeemable non-controlling interests	36.0	23.6	(14.0)	47.0	(108.3)
Net income attributable to T. Rowe Price	437.6	266.0	453.2	1,788.7	1,557.9
Less: net income allocated to outstanding restricted stock and stock unit holders	11.7	6.5	10.6	44.4	36.1
Net income allocated to T. Rowe Price common stockholders	$425.9	$259.5	$442.6	$1,744.3	$1,521.8

Earnings per share
Basic	$1.91	$1.16	$1.98	$7.78	$6.73
Diluted	$1.90	$1.16	$1.97	$7.76	$6.70

Weighted-average common shares
Outstanding	223.5	223.7	224.1	224.1	226.0
Outstanding assuming dilution	224.0	224.6	224.8	224.8	227.1

Summary of Adjusted Basis(1)	Three months ended			Year ended
(in millions, except per-share data)	12/31/2023	12/31/2022	9/30/2023	12/31/2023	12/31/2022

Operating expenses	$1,150.7	$1,073.2	$1,061.3	$4,260.7	$4,087.8
Operating expenses, excluding accrued carried interest related compensation	$1,135.5	$1,039.2	$1,030.8	$4,190.7	$4,070.2
Net operating income	$502.7	$509.1	$635.9	$2,263.2	$2,500.5
Non-operating income (loss)	$49.5	$33.7	$28.7	$140.8	$(24.4)
Net income attributable to T. Rowe Price	$394.7	$399.6	$499.5	$1,750.1	$1,864.8
Diluted earnings per common share	$1.72	$1.74	$2.17	$7.59	$8.02
(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management	Year ended 12/31/2023
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$664.2	$167.0	$400.1	$43.4	$1,274.7

Net cash flows(3)	(85.4)	(6.8)	9.1	1.3	(81.8)
Net market appreciation and gains(4)	164.8	9.8	73.8	3.2	251.6
Change during the period	79.4	3.0	82.9	4.5	169.8
Assets under management at December 31, 2023	$743.6	$170.0	$483.0	$47.9	$1,444.5
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included.
(3)    Alternatives net cash flows include $2.6 billion in outflows that represent investment manager-driven distributions.
(4) Includes net distributions not reinvested of $2.9 billion.

Net Revenues	Year ended
(in millions)	12/31/2023	12/31/2022	% Change
Investment advisory fees
Equity	$3,445.5	$3,759.7	(8.4)%
Fixed income, including money market	401.5	427.4	(6.1)%
Multi-asset	1,583.4	1,508.9	4.9%
Alternatives	317.3	273.1	16.2%
Total investment advisory fees	$5,747.7	$5,969.1	(3.7)%

Average AUM (in billions):
Equity	$705.2	$763.6	(7.6)%
Fixed income, including money market	169.3	173.4	(2.4)%
Multi-asset	442.3	418.7	5.6%
Alternatives	45.5	42.7	6.6%
Average AUM	$1,362.3	$1,398.4	(2.6)%

(1) The percentage change is not meaningful (n/m).

Non-Operating Income (Loss)
(in millions)	Year ended
	12/31/2023	12/31/2022
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$109.1	$34.7
Market-related gains (losses) and equity in earnings (losses)	24.5	(59.1)
Total net gains (losses) from cash and discretionary investments	133.6	(24.4)
Seed capital investments
Dividend income	1.8	0.8
Market-related gains (losses) and equity in earnings (losses)	50.3	(60.1)
Net gains recognized upon deconsolidation	—	3.0
Investments used to hedge the supplemental savings plan liability	123.6	(139.4)
Total net gains (losses) from non-consolidated T. Rowe Price investment products	309.3	(220.1)
Other investment income	45.9	15.4
Net gains (losses) on investments	355.2	(204.7)
Net gains (losses) on consolidated sponsored investment portfolios	164.6	(203.5)
Other losses, including foreign currency losses	(15.7)	(17.3)
Non-operating income (loss)	$504.1	$(425.5)

The following table summarizes the cash flows for the year ended 2023 that are attributable to T. Rowe Price Group, our consolidated sponsored investment products, and the related eliminations required.

	Year ended
	12/31/2023
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated T. Rowe Price investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$1,788.7	$153.5	$(106.5)	$1,835.7
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	254.8	—	—	254.8
Amortization and impairment of acquisition-related assets and retention agreements	226.8	—	—	226.8
Fair value remeasurement of contingent liability	(82.4)	—	—	(82.4)
Stock-based compensation expense	265.6	—	—	265.6
Net (gains) losses recognized on investments	(567.3)	—	106.5	(460.8)
Net redemptions in sponsored investment products used to economically hedge supplemental savings plan liability	(10.3)	—	66.4	56.1
Net change in trading securities held by consolidated sponsored investment products	—	(1,070.3)	—	(1,070.3)
Other changes	182.7	27.9	(17.0)	193.6
Net cash provided by (used in) operating activities	2,058.6	(888.9)	49.4	1,219.1
Net cash provided by (used in) investing activities	(310.2)	(56.8)	495.2	128.2
Net cash provided by (used in) financing activities	(1,437.4)	903.4	(544.6)	(1,078.6)
Effect of exchange rate changes on cash and cash equivalents of consolidated sponsored investment products	—	0.4	—	0.4
Net change in cash and cash equivalents during period	311.0	(41.9)	—	269.1
Cash and cash equivalents at beginning of year	1,755.6	119.1	—	1,874.7
Cash and cash equivalents at end of period	$2,066.6	$77.2	$—	$2,143.8

Unaudited Condensed Consolidated Balance Sheet Information (in millions)	As of
	12/31/2023	12/31/2022
Cash and cash equivalents	$2,066.6	$1,755.6
Accounts receivable and accrued revenue	807.9	748.7
Investments	2,554.7	2,539.2
Assets of consolidated sponsored investment products	1,959.3	1,603.4
Operating lease assets	241.1	279.4
Property, equipment and software, net	806.6	755.7
Goodwill and intangible assets	3,150.1	3,272.6
Other assets	692.5	688.7
Total assets	12,278.8	11,643.3
Supplemental savings plan liability	895.0	761.2
Total other liabilities, includes $54.2 at December 31, 2023, and $89.1 at December 31, 2022, from consolidated sponsored investment products	1,092.6	1,195.2
Non-controlling interests*	786.1	847.4
Stockholders' equity attributable to T. Rowe Price Group, Inc., 223.9 common shares outstanding at December 31, 2023 and 224.3 common shares outstanding at December 31, 2022	$9,505.1	$8,839.5
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

	Three months ended		Year ended
Investments in affiliated private investment funds - carried interest	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Balance at beginning of period	$578.2	$508.3	$467.8	$609.8
Capital allocation-based income:
Change in accrued carried interest	51.1	84.8	223.2	43.7
Acquisition-related amortization and impairments	(10.9)	(58.3)	(61.3)	(98.0)
Net distributions	(98.5)	(67.0)	(109.8)	(87.7)
Balance at end of period	$519.9	$467.8	$519.9	$467.8

	Three months ended		Year ended
Non-controlling interests (NCI) in consolidated entities	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Balance at beginning of period	$221.5	$207.0	$190.7	$248.7
Capital allocation-based income compensation:
Change in accrued carried interest compensation	15.2	34.0	70.0	17.6
Acquisition-related amortization and impairments	(4.6)	(23.6)	(25.4)	(40.5)
Net distributions	(40.1)	(26.7)	(43.3)	(35.1)
Balance at end of period	$192.0	$190.7	$192.0	$190.7

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended December 31, 2023 and 2022 and September 30, 2023.

	Three months ended 12/31/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,254.8	$387.2	$259.7	$173.3	$437.6	$1.90
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	4.6	6.3	—	1.7	4.6	0.02
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.5)	13.5	—	3.6	9.9	0.04
Contingent consideration(1)	9.6	(9.6)	—	(2.6)	(7.0)	(0.03)
Intangible assets amortization and impairments(1)	(41.1)	41.1	—	11.1	30.0	0.14
Total acquisition-related	(40.4)	51.3	—	13.8	37.5	0.17
Supplemental savings plan liability(3) (Compensation and related costs)	(61.9)	61.9	(65.0)	(0.8)	(2.3)	(0.01)
Consolidated T. Rowe Price investment products(4)	(1.8)	2.3	(119.2)	(21.8)	(59.1)	(0.26)
Other non-operating income(5)	—	—	(26.0)	(7.0)	(19.0)	(0.08)
Adjusted Non-GAAP Basis	$1,150.7	$502.7	$49.5	$157.5	$394.7	$1.72

	Three months ended 12/31/2022
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,271.1	$253.1	$135.7	$99.2	$266.0	$1.16
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	23.6	34.7	—	9.0	25.7	0.11
Acquisition-related retention arrangements(1) (Compensation and related costs)	(15.9)	15.9	—	3.4	12.5	0.05
Contingent consideration(1)	35.5	(35.5)	—	(7.6)	(27.9)	(0.12)
Intangible assets amortization and impairments(1)	(202.1)	202.1	—	53.1	149.0	0.65
Transaction costs(2) (General, admin and other)	—	—	—	—	—	—
Total acquisition-related	(158.9)	217.2	—	57.9	159.3	0.69
Supplemental savings plan liability(3) (Compensation and related costs)	(36.9)	36.9	(38.6)	(0.6)	(1.1)	(0.01)
Consolidated T. Rowe Price investment products(4)	(2.1)	1.9	(44.2)	(6.9)	(11.8)	(0.05)
Other non-operating income(5)	—	—	(19.2)	(6.4)	(12.8)	(0.05)
Adjusted Non-GAAP Basis	$1,073.2	$509.1	$33.7	$143.2	$399.6	$1.74

	Three months ended 9/30/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$1,089.4	$581.3	$2.8	$144.9	$453.2	$1.97
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	10.6	15.2	—	4.6	10.6	0.04
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.7)	13.7	—	4.2	9.5	0.04
Contingent consideration(1)	—	—	—	—	—	—
Intangible assets amortization and impairments(1)	(38.5)	38.5	—	11.7	26.8	0.12
Total acquisition-related	(41.6)	67.4	—	20.5	46.9	0.20
Supplemental savings plan liability(3) (Compensation and related costs)	14.2	(14.2)	19.7	1.7	3.8	0.02
Consolidated T. Rowe Price investment products(4)	(0.7)	1.4	24.4	3.6	8.2	0.03
Other non-operating income(5)	—	—	(18.2)	(5.6)	(12.6)	(0.05)
Adjusted Non-GAAP Basis	$1,061.3	$635.9	$28.7	$165.1	$499.5	$2.17

The following schedules reconcile certain U.S. GAAP financial measures for the year ended December 31, 2023 and 2022.

	Year ended 12/31/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$4,474.3	$1,986.2	$504.1	$654.6	$1,788.7	$7.76
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	25.4	35.9	—	7.9	28.0	0.12
Acquisition-related retention arrangements(1) (Compensation and related costs)	(55.0)	55.0	—	10.8	44.2	0.19
Contingent consideration(1)	82.4	(82.4)	—	(10.6)	(71.8)	(0.31)
Intangible assets amortization and impairments(1)	(134.2)	134.2	—	28.8	105.4	0.46
Total acquisition-related	(81.4)	142.7	—	36.9	105.8	0.46
Supplemental savings plan liability(3) (Compensation and related costs)	(123.2)	123.2	(123.6)	0.5	(.9)	—
Consolidated T. Rowe Price investment products(4)	(9.0)	11.1	(164.6)	(22.3)	(84.2)	(0.37)
Other non-operating income(5)	—	—	(75.1)	(15.8)	(59.3)	(0.26)
Adjusted Non-GAAP Basis	$4,260.7	$2,263.2	$140.8	$653.9	$1,750.1	$7.59

	Year ended 12/31/2022
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$4,114.7	$2,373.7	$(425.5)	$498.6	$1,557.9	$6.70
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	40.5	57.5	—	15.5	42.0	0.18
Acquisition-related retention arrangements(1) (Compensation and related costs)	(70.2)	70.2	—	18.9	51.3	0.22
Contingent consideration(1)	161.2	(161.2)	—	(43.3)	(117.9)	(0.52)
Intangible assets amortization and impairments(1)	(283.5)	283.5	—	76.2	207.3	0.89
Transaction costs(2) (General, admin and other)	(0.9)	0.9	—	0.2	0.7	0.01
Total acquisition-related	(152.9)	250.9	—	67.5	183.4	0.78
Supplemental savings plan liability(3) (Compensation and related costs)	132.3	(132.3)	139.4	1.9	5.2	0.02
Consolidated T. Rowe Price investment products(4)	(6.3)	8.3	203.5	27.8	75.7	0.33
Other non-operating income(5)	—	—	58.2	15.5	42.7	0.19
Adjusted Non-GAAP Basis	$4,087.8	$2,500.6	$(24.4)	$611.3	$1,864.9	$8.02

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization and costs including intangible assets and acquired assets amortization, contingent consideration liability fair value remeasurements, acquired investments and non-controlling interest basis differences amortization, and amortization of compensation-related arrangements. Management believes adjusting for these charges helps the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(2)    This non-GAAP adjustment removes acquisition-related transaction costs. Management believes adjusting for these charges helps the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    This non-GAAP adjustment removes the compensation expense impact from market valuation changes in the supplemental savings plan liability and the related net gains (losses) on investments designated as economic hedges against the related liability. Amounts deferred under the supplemental savings plan are adjusted for appreciation (depreciation) of hypothetical investments chosen by participants. The firm uses T. Rowe Price investment products to economically hedge the exposure to these market movements. Management believes it is useful to offset the non-operating investment income (loss) recognized on the economic hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(4)    These non-GAAP adjustments remove the impact the consolidated sponsored investment products have on the firm's U.S. GAAP consolidated statements of income. Specifically, the firm adds back the operating expenses and subtracts the investment income of the consolidated sponsored investment products. The adjustment to operating expenses represents the operating expenses of the consolidated products, net of the elimination of related management and administrative fees. The adjustment to net income attributable to T. Rowe Price represents the net income of the consolidated products, net of redeemable non-controlling interests. Management believes the consolidated sponsored investment products may impact the reader’s ability to understand the firm's core operating results.

(5)    This non-GAAP adjustment represents the other non-operating income (loss) and the net gains (losses) earned on the firm's investment portfolio that are not designated as economic hedges of the supplemental savings plan liability and that are not part of the cash and discretionary investment portfolio. Management retains in its non-GAAP measures the investment gains recognized on the cash and discretionary investments as these assets and related income (loss) are considered part of the firm's core operations. Management believes adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability to prior years. Additionally, management does not emphasize the impact of this portion of non-operating income (loss) when managing and evaluating the firm's performance.

(6)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective tax rate of 27.2% in 2023 and 24.7% in 2022. As such, the non-GAAP effective tax rate for the three months ended December 31, 2023 and 2022 was 28.5% and 26.4%, respectively.

(7)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group and dividing by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Year ended
	12/31/2023	12/31/2022	9/30/2023	12/31/2023	12/31/2022
Adjusted net income attributable to T. Rowe Price	$394.7	$399.6	$499.5	$1,750.1	$1,864.8
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	10.6	9.6	11.7	43.4	43.3
Adjusted net income allocated to common stockholders	$384.1	$390.0	$487.8	$1,706.7	$1,821.5